UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Short-Term Incentive Compensation Award for Fiscal 2004

On July 21, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Rowan Companies, Inc. (the “Company”) established the performance goals for the Company’s officers and key employees under a short-term incentive compensation plan for fiscal 2004 (the “Short-Term Plan").  On July 22, 2004, the Board of Directors approved the Short-Term Plan. The Short-Term Plan included performance goals that were based on the financial performance of the Company’s drilling operations, specifically, the percentage of EBITDA return on revenues in excess of a minimum threshhold and relative to budget.  On January 27, 2005, the Committee determined that the performance goals under the Short-Term Plan were achieved, but withheld approval of payment to certain executive officers. The table set forth below reflects annual bonus awards approved by the Committee for fiscal 2004, which were paid in cash to certain executive officers.

		2004
Name	Title	Cash Bonus

Daniel F. McNease	Chairman, President and Chief Executive Officer	$324,272

Robert G. Croyle	Vice Chairman and Chief Administrative Officer	$219,964

Paul L. Kelly	Senior Vice President - Special Projects	$158,533

John L. Buvens, Jr.	Senior Vice President - Legal	$142,019

Mark A. Keller	Senior Vice President - Marketing	$138,716

William H. Wells	Vice President - Finance and Treasurer	$80,000

David P. Russell	Vice President - Drilling	$78,746

William C. Provine	Vice President - Investor Relations	$77,825

2005 Rowan Companies, Inc. Long-Term Incentive Plan

On April 22, 2005, the Company’s stockholders approved and adopted the 2005 Rowan Companies, Inc. Long-Term Incentive Plan (the “Long-Term Plan”). Employees, consultants and non-employee directors of the Company are eligible to participate in the Long-Term Plan. Under the Long-Term Plan, the Committee may grant awards of stock options, restricted stock units, restricted stock, stock appreciation rights and common stock to participants. A total of 3,400,000 shares of Company common stock may be issued under the Long-Term Plan pursuant to awards granted under the Long-Term Plan, except that the maximum number of “Full Value Awards” (as defined in the Long-Term Plan) that may be issued is limited to 1,700,000 shares. Except in the case of terminations of employment due to death, disability, retirement, change of control or other circumstances determined by the Committee, any Full Value Award will not become 100% vested until at least three years from the date of grant, subject to certain exceptions set forth in the Long-Term Plan. No awards may be granted under the Long-Term Plan after April 22, 2015. The foregoing description of the Long-Term Plan terms is qualified in its entirety by reference to the actual terms of the Long-Term Plan, which is attached and incorporated herein by reference.

On July 22, 2004, and subject to the approval of the Plan by the Company's stockholders on April 22, 2005, certain non-employee directors of the Company received a grant of Restricted Stock Units and two executive officers were granted shares of Restricted Stock as set forth in the table below.

Name	Position	Grant	Grant - Value (1)
William T. Fox	Non-employee director	3,000 Restricted Stock Units	$74,550
Frederick R. Lausen	Non-employee director	3,000 Restricted Stock Units	74,550
H. E. Lentz	Non-employee director	3,000 Restricted Stock Units	74,550
Lord Moynihan	Non-employee director	3,000 Restricted Stock Units	74,550
C. R. Palmer	Non-employee director	3,000 Restricted Stock Units	74,550

Daniel F. McNease	Chairman, President and Chief Executive Officer	60,000 shares Restricted Stock	$1,491,000
Robert G. Croyle	Vice Chairman and Chief Administrative Officer	30,000 shares Restricted Stock	745,500

(1) Amount is based upon the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on July 21, 2004.

Additionally, on April 22, 2005, each non-employee director of the Company received a grant of Restricted Stock Units as set forth in the table below.

Name	Position	Grant	Grant - Value (1)
William T. Fox	Non-employee director	2,700 Restricted Stock Units	$78,381
Sir Graham Hearne	Non-employee director	2,700 Restricted Stock Units	78,381
Frederick R. Lausen	Non-employee director	2,700 Restricted Stock Units	78,381
H. E. Lentz	Non-employee director	2,700 Restricted Stock Units	78,381
Lord Moynihan	Non-employee director	2,700 Restricted Stock Units	78,381
C. R. Palmer	Non-employee director	2,700 Restricted Stock Units	78,381
P. Dexter Peacock	Non-employee director	2,700 Restricted Stock Units	78,381

 (1) Amount is based upon the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on April 21, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10.1	2005 Rowan Companies, Inc. Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. WELLS
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: May 10, 2005

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

10.1	2005 Rowan Companies, Inc. Long-Term Incentive Plan